Investor Relations Contact:
Brian Ritchie - FD
212-850-5683
brian.ritchie@fd.com

Media Contact:
Irma Gomez-Dib - FD
212-850-5761
irma.gomez-dib@fd.com

Press Release

INSMED ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER AND NINE-MONTHS ENDED SEPTEMBER 30, 2010

RICHMOND, VA. November 3, 2010 - Insmed Inc. (Nasdaq CM: INSM), a biopharmaceutical company, today reported results for the third quarter and nine-months ended September 30, 2010.

Total revenues for the third quarter ended September 30, 2010 were $1.8 million, as compared to $2.5 million for the corresponding period in 2009.  The $0.7 million decline in revenue was entirely due to lower cost recovery in the most recent quarter from our IPLEX™ Expanded Access Program (“EAP”) in Italy for the treatment of Amyotrophic Lateral Sclerosis (“ALS”).  In 2009, the Company ceased patient enrollment in the EAP in order to preserve inventory for existing patients.

Net loss for the third quarter of 2010 was $0.3 million, break even on a per share basis, compared with a net loss of $0.1 million, also break even on a per share basis, reported in the third quarter of 2009.  The $0.2 million change in net loss was primarily due to the $0.7 million decrease in revenues, noted above, and a $0.3 million decrease in investment income, which were largely offset by an overall reduction of $0.8 million in operating expenses.

The $0.8 million decrease in total expenses resulted from a $0.3 million reduction in research and development expenses (“R&D expenses”) and a $0.5 million decline in selling, general and administrative expenses (“SG&A Expenses”). The lower R&D expenses resulted largely from the elimination of IPLEX™ fill-finish costs which we incurred in the third quarter of 2009, while the reduced SG&A expenses were principally due to lower external market research and consultancy fees associated with our ongoing strategic review process.

Investment income for the 2010 third quarter was $345,000, as compared to $682,000 for the same period in 2009; as overall market returns declined in the current quarter versus the corresponding period in 2009.

Total revenues for the nine-months ended September 30, 2010 were $5.6 million, as compared to $7.9 million for the corresponding period in 2009.  The $2.3 million decline in revenue was due to a combination of a $1.7 million decline in EAP cost recovery, the receipt, during the first none months of 2009, of $0.5 million in grant revenue for our exploratory Phase 2 IPLEX™ trial in patients with myotonic muscular dystrophy and $0.1 million in lower income from an expired TGF-beta royalty.

Net loss for the first nine-months of 2010 was $0.6 million, break even on a per share basis, compared with net income of $116.0 million, or $0.92 per share, reported in the same period of 2009.  The $116.6 million change in net loss was primarily due to the $125.0 million after tax gain on sale of our follow on biologics (“FOB”) assets to Merck in March 2009, together with the $2.3 million reduction in revenues noted above, which were partially offset by an overall reduction of $9.5 million in operating expenses, a $0.5 million improvement in investment income and a $0.7 million reduction in interest expense.

The $9.5 million decrease in total expenses resulted from a $6.2 million reduction in R&D expenses and a $3.3 million decline in SG&A expenses.  The lower R&D expenses reflected the elimination of manufacturing expenses following the sale of our FOB assets in March 2009, while the reduced SG&A expenses were principally due to lower personnel costs also associated with the asset sale to Merck.

Investment income for the first nine-months of 2010 was $1.3 million.  This was an increase of $0.5 million over the corresponding period of 2009, and was due to improved investment returns during the period and a significantly higher cash balance invested for the full nine-months of 2010.  The reduction in interest expense for the first nine-months of 2010 as compared the same period in 2009 was entirely due to the elimination of the 2005 convertible notes, which were fully repaid in March 2010.

As of September 30, 2010, the Company had total cash, cash equivalents and short-term investments on hand of $126.4 million, comprised of $114.6 million in short-term investments, $9.7 million in cash and cash equivalents and $2.1 million in a certificate of deposit.  This compares to $124.3 million as of December 31, 2009.  The $2.1 million increase in cash, cash equivalents and short-term investments was due primarily to the receipt of a $2.0 million income tax refund in 2010 and a $1.1 million improvement in unrealized gain on investments, which was partially offset by $0.8 million of net cash used in operating activities and the $0.2 million final payment on our 2005 convertible notes.

Conference Call

To participate in the live conference call, please dial 866-356-4281 (U.S. callers) or 617-597-5395 (international), and provide passcode 25517370.  A live webcast of the call will also be available at http://phx.corporate-ir.net/playerlink.zhtml?c=122332&s=wm&e=3461146.  Please allow extra time prior to the webcast to register, download and install any necessary audio software.

The webcast will be archived for 30 days, and a telephone replay of the call will be available for seven days, beginning at 11:30 AM ET on November 3rd, at 888-286-8010 (U.S. callers) or 617-801-6888 (international), using passcode 28300679

About Insmed

Insmed Inc. is a biopharmaceutical company with unique protein development experience and a proprietary protein platform aimed at niche markets with unmet medical needs.  For more information, please visit http://www.insmed.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to business strategies, plans and objectives of management and our strategic review process, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements.  The risks and uncertainties include, without limitation, we may be unsuccessful in identifying or reaching agreement with acquisition or merger candidates, our expenses may be higher than anticipated and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009.  Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

INSMED INCORPORATED
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30,	December 31,
	2010	2009

Assets
Current assets:
Cash and cash equivalents	$9,687	$12,740
Short-term investments	114,605	109,441
Income tax receivable	59	2,023
Accounts receivable, net	178	245
Prepaid expenses	364	159
Total current assets	124,893	124,608

Long-term assets:
Certificate of deposit	2,085	2,085
Deferred financing costs, net	-	2
Total long-term assets	2,085	2,087

Total assets	$126,978	$126,695

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$431	$312
Accrued project costs & other	1,150	1,150
Payroll liabilities	481	580
Interest payable	-	1
Deferred rent	132	132
Deferred revenue	98	398

Convertible debt	-	231
Debt discount	-	(23)
Net convertible debt	-	208

Total liabilities	2,292	2,781

Stockholders' equity:
Common stock; $.01 par value; authorized shares
500,000,000; issued and outstanding shares, 130,345,819 in 2010 and 130,208,099 in 2009	1,303	1,302
Additional paid-in capital	350,458	350,243
Accumulated deficit	(228,666)	(228,076)
Accumulated other comprehensive income:
Unrealized gain on investment	1,591	445
Net stockholders' equity	124,686	123,914

Total liabilities and stockholders' equity	$126,978	$126,695

INSMED INCORPORATED
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Royalties	$1	$21	$3	$79
Grant revenue	-	-	-	544
Other expanded access program income, net	1,806	2,454	5,597	7,262
Total revenues	1,807	2,475	5,600	7,885

Operating expenses:
Research and development	769	1,143	2,304	8,483
Selling, general and administrative	1,636	2,096	5,058	8,419
Total expenses	2,405	3,239	7,362	16,902

Operating loss	(598)	(764)	(1,762)	(9,017)

Investment income	345	682	1,280	817
Interest expense	-	(68)	(28)	(730)
Gain on sale of asset, net	-	-	-	127,768
Income (loss) before taxes	(253)	(150)	(510)	118,838

Income tax expense	77	-	80	2,794

Net (loss) income	$(330)	$(150)	$(590)	$116,044

Basic net (loss) income per share	$(0.00)	$(0.00)	$(0.00)	$0.92

Shares used in computing basic net (loss) income per share	130,301	129,442	130,253	126,072

Diluted net (loss) income per share	$(0.00)	$(0.00)	$(0.00)	$0.92

Shares used in computing diluted net (loss) income per share	130,301	129,442	130,253	126,256

INSMED INCORPORATED
Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended
	September 30,
	2010	2009
Operating activities
Net income	$(590)	$116,044
Adjustments to reconcile net income to net cash
(used in) provided by operating activities:
Depreciation and amortization	25	661
Stock based compensation expense	215	2,425
Gain on sale of asset, net	-	(127,768)
Change in trading securities	-	(498)
Realized loss on investments	-	-
Changes in operating assets and liabilities:
Accounts receivable	67	(197)
Income tax receivable	1,964	-
Prepaid expenses	(205)	(162)
Accounts payable	119	(696)
Accrued project costs & other	-	288
Payroll liabilities	(99)	(32)
Income tax liability	-	625
Deferred rent	-	(65)
Deferred revenue	(300)	(71)
Restricted stock unit liability	-	(113)
Asset retirement obligation	-	(2,217)
Interest payable	(1)	(11)
Net cash provided by (used in) operating activities	1,195	(11,787)

Investing activities
Cash received from asset sale	-	127,768
Sales of short-term investments	90,739	-
Purchases of short-term investments	(94,757)	(94,646)
Net cash provided by (used in) investing activities	(4,018)	33,122

Financing activities
Proceeds from issuance of common stock	-	580
Repayment of convertible notes	(231)	(1,016)
Certificate of deposits	-	10
Warrants converted into shares	-	3,493
Other	1	39
Net cash provided by (used in) financing activities	(230)	3,106

Increase (decrease) in cash and cash equivalents	(3,053)	24,441
Cash and cash equivalents at beginning of period	12,740	2,397

Cash and cash equivalents at end of period	$9,687	$26,838